EXHIBIT 5.1

                                                                                                           January 23, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

                                        Re: Registration Statement on Form S-8 of Micromem Technologies Inc.

                We have acted as counsel to Micromem Technologies Inc., an Ontario corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act, as amended (the "Act"), of an aggregate of 5,300,000 common shares (the "Shares"), issuable pursuant to Micromem Technologies Inc. Stock Option Plan (the Plan") dated February 14, 2001.

                We have examined such statutes, public and corporate records of the Corporation and such documents and certificates of officers of the Corporation, public officials and others and considered such questions of law as we have considered relevant and necessary as a basis for the opinions expressed herein. In all such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, photocopies or facsimiles and the authenticity of the originals of such documents and facsimiles. The following opinions exclude any knowledge which Manoj Pundit may have in his capacity as an officer and/or director of the Corporation.

                We are qualified to practice law in the Province of Ontario and to express legal opinions only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions expressed below are to be construed in accordance with such laws in effect on the date hereof. We have not made an independent examination of the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein and we do not express or imply any opinion with respect to the laws of any other jurisdiction except as expressly referred to herein.

                Based and relying upon and subject to the foregoing, we are of the opinion that the Shares, following the issuance and delivery of such Shares and payment therefor in accordance with the terms stated in the Plans, will be validly issued, fully paid and non-assessable.

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                                                                                                    Very truly yours,

                                                                                                                                    /s/ Chitiz Pathak LLP